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                                                                  Exhibit No. 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the registration Statement (Form S-8 No. 333-16721) pertaining to the Respironics, Inc. Retirement Savings Plan of our report dated December 4, 1998, with respect to the financial statements and schedules of the Respironics, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended June 30, 1998.

                                                      /s/ Ernst & Young LLP


                                                          Ernst & Young LLP


December 11, 1998